Exhibit 23
Ford Motor Company
The American Road
Dearborn, Michigan


                           CONSENT OF COOPERS & LYBRAND


Re: Ford Motor Company Registration Statements Nos. 2-71847, 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043,
        33-36061, 33-39402, 33-50087, 33-50194, 33-50238, 33-54304,
        33-54344 and 33-54348 on Form S-8, and 2-42133, 33-32641,
        33-40638, 33-43085, 33-45887, 33-49927 and 33-55474 on
        Form S-3


We consent to the incorporation by reference in the above
Registration Statements of our report dated February 1, 1994 to the Board of Directors and Stockholders of Ford Motor Company which is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND
COOPERS & LYBRAND

400 Renaissance Center
Detroit, Michigan 48243
March 17, 1994